Exhibit 10.1

INDEPENDENT CONSULTING AGREEMENT

This Independent Consulting Agreement (“Agreement”), effective as of the 8th day of January 2013 (“Effective Date”) is entered into by and between N-VIRO INTERNATIONAL CORPORATION a Delaware corporation (herein referred to as the “Company”) and WEBRACADABRA INTERNET WORKS, LLC, (a.k.a WiW, LLC), Doing Business As Oregon Resource Innovations, d.b.a. (a wholly owned subsidiary of WiW, LLC, an Oregon corporation (herein referred to as the “Consultant”).

RECITALS

WHEREAS, the Company is a publicly-held corporation with its common stock traded on the OTCQB and/or the “Pink Sheets”; and

WHEREAS, Company desires to engage the services of Consultant to represent the Company in investors' communications and public relations with existing and potential shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities;

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1.

Term of Consultancy.  Company hereby agrees to retain the Consultant to act in a consulting capacity to the Company, and the Consultant hereby agrees to provide services to the Company commencing immediately and ending one hundred eighty (180) days following execution unless otherwise terminated earlier as provided herein.  It is also recognized that the Consultant provided similar services to the Company during calendar year 2012 without compensation and that the remuneration provided herein addresses all obligations of the Company to compensate Consultant for satisfactory work performed at any time on or before the date of this Agreement.  Any and all prior agreements relating to services of any kind to Company by Consultant, are hereby superseded and vacated in their entirety except as any such agreement relates to non-disclosure of confidential and/or proprietary information.

2.

Duties of Consultant.  The Consultant agrees that it will generally provide the following specified consulting services during the term specified in Section 1, above.

(a) Consult with and assist the Company in developing and implementing appropriate plans and means for presenting the Company and its business plans, strategy and personnel to potential customers, members of the financial community, as well as development of the public image of the Company, and creating the foundation for subsequent public relations and marketing efforts;

(b) Introduce the Company to, including, but not limited to, retail brokers, buy side and sell side institutional managers, portfolio managers, analysts, and industry and media analysts and researchers;

(c) With the cooperation of the Company, maintain an awareness during the term of this Agreement of the Company's plans, strategy and personnel, as they may evolve during such period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the public and to the financial community;

(d) Assist and consult the Company with respect to its (i) relations with stockholders, (ii) relations with brokers, dealers, analysts and other investment professionals, and (iii) marketing and public relations generally;

(e) Perform certain functions generally assigned to stockholder relations and public relations departments in major corporations, including responding to telephone and written inquiries (which may be referred to the Consultant by the Company); assist if requested in preparing press releases for the Company with the Company's involvement and approval of press releases, reports and other communications with or to shareholders, the investment community and the general public; consulting with respect to the timing, form, distribution and other matters related to such releases, reports and communications; and, at the Company’s request and subject to the Company’s securing its own rights to the use of its names, marks, and logos, consulting with respect to corporate symbols, logos, names, the presentation of such symbols, logos and names, and other matters relating to corporate image; provided, however, that the Company may engage other entities to perform related or similar functions;

(f) Upon and with the Company's direction and written approval, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

(g) Upon and with the Company's direction, conduct meetings, in person or by telephone, with brokers, analysts and other investment professionals to communicate with them regarding the Company's products, plans, goals and activities, and assist the Company in preparing for press conferences and other forums involving the media, customers, investment professionals and the general investing public;

(h) At the Company's request, review business plans, strategies, mission statements budgets, proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and

(i) Otherwise perform as the Company's consultant for public relations and additionally to represent the Company through introductions to potential partners, customers, and Joint Venture prospects in an effort to expand the Company’s business opportunities.

3.

Allocation of Time and Energies.  The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time by the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and marketing or communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. It is explicitly understood that neither the price of the Company’s common stock, nor the trading volume of the Company’s common stock hereunder measure Consultant’s performance of its duties. Neither shall the Consultant’s performance as a marketing representative or customer liaison hereunder measure the Consultant’s performance of its duties. It is also understood that the Company is entering into this Agreement with Consultant, a corporation and not any individual member or employee thereof, and, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of the Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4.

Remuneration.

4.1

For undertaking this engagement, and for other good and valuable consideration, the Company agrees to issue, or have issued, to the Consultant Seventy Thousand (70,000) shares of the Company’s Common Stock (“Common Stock” and such shares, collectively, the “Shares”) as set forth herein.  These Shares shall be fully paid and non-assessable and stock certificates representing the Stock payment shall be issued and delivered to Consultant promptly following execution of this Agreement.  Consultant shall, on a best efforts basis and for a period of 1 year following the termination of this agreement, inform the company in advance of any sale of more than 15% of the total Shares issued under this agreement on any single trading day, (subject to all terms and restrictions listed in Paragraph 4.6) without any additional limitation of the Consultant’s rights as a shareholder, or as a buyer, or seller of shares owned or controlled outside of this agreement. Consultant shall, no less frequently than monthly, provide a status and performance report to the Company’s CEO/President on activities undertaken under this Agreement in the prior month as well as setting forth anticipated activities under this Agreement for the upcoming month(s).

4.2

The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement.  If the Company decides to terminate this Agreement prior to prior to its expiration, for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid and issued to it under Paragraph 4.1 hereunder prior to said termination.  Further, if and in the event the Company is acquired during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid and issued to it hereunder as of the date of said acquisition.  Consultant agrees and understands that if during the term of this Agreement, Consultant performs substantial services for any direct competitor of the Company which can be shown to negatively affect the Company, then the Shares issued to Consultant hereunder will be immediately forfeited.

4.3

Notwithstanding anything else in this Agreement to the contrary, Company and Consultant acknowledge and agree that for purposes of the Company’s internal accounting practices, the Company may desire to allocate all or a portion of the Stock payment in Paragraph 4.1 to any number of the services provided by the Consultant to the Company under this Agreement consistent with the United States generally accepted accounting practices.  Accordingly, Consultant agrees to cooperate with the Company, and will provide to the Company reasonable support and documentation in connection with any such allocation process.

4.4

The Company agrees that it will include all Shares issued or to be issued to Consultant hereunder in the next registration statement filed by the Company with the SEC on Forms SB-2, S-3 or other appropriate form relating to the resale of restricted shares if the Company elects to file such a registration statement. Consultant agrees that it will not sell or transfer any of the Shares issued to it hereunder prior to the earlier of six months following the issuance of the Shares or the termination of this Agreement by the Company.

4.5

Company warrants that the Shares issued to Consultant under this Agreement by the Company shall be or have been validly issued, fully paid and non-assessable and that the Company’s board of directors has or shall have duly authorized the issuance and any transfer of them to Consultant.

4.6

Consultant acknowledges that the Shares to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and accordingly are “restricted securities” within the meaning of Rule 144 of the Act.  As such, the Shares may not be resold or transferred unless the Company has received an opinion of counsel and in form reasonably satisfactory to the Company that such resale or transfer is exempt from the registration requirements of that Securities Act.  Consultant agrees that during the term of this Agreement, that it will not sell or transfer any of the Shares issued to it hereunder, except to the Company; nor will it pledge or assign such Shares as collateral or as security for the performance of any obligation, or for any other purpose.

4.7

In connection with the acquisition of the Shares, Consultant represents and warrants to Company, to the best of its/his knowledge, as follows:

(a)

Consultant has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning an investment in the Shares, and any additional information that the Consultant has requested.

(b)

Consultant’s investment in restricted securities is reasonable in relation to the Consultant’s net worth, which is in excess of ten (10) times the Consultant’s cost basis in the Shares.  Consultant has had experience in investments in restricted and publicly traded securities, and Consultant has had experience in investments in speculative securities and other investments that involve the risk of loss of investment.  Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss.  Consultant has the requisite knowledge to assess the relative merits and risks of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of his entire investment in the Shares.

(c)

Consultant is acquiring the Shares for the Consultant’s own account for long-term investment and not with a view toward resale or distribution thereof except in accordance with applicable securities laws.

5.

Additional Opportunities.

5.1

It is understood that Consultant may have occasion to introduce Company to a strategic or business partner, not already having a preexisting relationship with Company, with which Company, or its nominees, ultimately enters into a business alliance.  Any such opportunity that develops will require a new agreement between the parties hereto, and such agreement will necessarily include any terms for remuneration for introductory services that result in ongoing business alliances, if applicable.

5.2

It is further understood that Company, and not Consultant, is responsible to perform any and all due diligence on any business alliance candidate introduced to it by Consultant under this Agreement, prior to Company engaging with candidate. However, Consultant will not introduce any parties to Company about which Consultant has any prior knowledge of questionable, unethical or illicit activities.

6.

Non-Assignability of Services.  Consultant’s services under this contract are offered to Company only and may not be assigned by Company to any entity with which Company merges or which acquires the Company or substantially all of its assets wherein the Company becomes a minority constituent of the combined Company.  Consultant shall not assign its rights or delegate its duties hereunder without the prior written consent of Company.

7.      Expenses.  Consultant agrees to pay for all its usual expenses (phone, internet access, labor, etc.), other than extraordinary items (travel and entertainment required by/or specifically requested by the Company, luncheons or dinners to large groups of investment professionals, investor conference calls, print advertisements in publications, etc.) approved by the Company in writing prior to incurring an obligation for reimbursement. The Company agrees and understands that Consultant will not be responsible for preparing or mailing due diligence and/or investor packages on the Company, and that the Company will have some means to prepare and mail out investor packages at the Company’s expense. Media services, such as video production, web site management or production or other related services specifically requested by the Company may be provided by the Consultant based upon additional remuneration agreements offered as addendum to this agreement and will not be provided as a part of this Agreement without mutual ratification of addendum by both the Company and Consultant.

8.

Indemnification.  The Company warrants and represents that all oral communications, written documents or materials furnished to Consultant or the public by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate in all material respects and Consultant may rely upon the accuracy thereof without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials that prove materially inaccurate; provided, however that the obligation to indemnify shall exclude any such claims or litigation resulting from Consultant's communication or dissemination of information not provided or authorized by the Company.

9.

Representations.  Consultant represents that it is not required to maintain any licenses and registrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.

10.

Termination.

The Company has the exclusive right to terminate this Agreement at any time during the Term of this Agreement, upon providing Consultant five (5) days written notice of Company’s intention to terminate.

11.

Legal Representation.  Each of Company and Consultant represents that they have consulted with independent legal counsel and/or tax, financial and business advisors, to the extent that they deemed necessary.

12.

Status as Independent Contractor.  Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other.  Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

13.

Attorney's Fees.  If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorney’s fees and other costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

14.

Waiver.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

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15.

Notices.  All notices, requests, and other communications hereunder shall be deemed to be duly given if sent by U.S. mail, postage prepaid, addressed to the other party at the address as set forth herein below:

To the Company:

N-VIRO INTERNATIONAL CORPORATION

2254 Centennial Road
Toledo, Ohio 43617-1870
Phone: 419-535-6374

To the Consultant:

WEBRACADABRA INTERNET WORKS, LLC  (a.k.a WiW, LLC)
(Doing Business As) Oregon Resource Innovations, d.b.a.
(a wholly owned subsidiary of WiW, LLC,)
Warren C. Dexter, President

1222 Ash St.

Lake Oswego, OR 97034

Phone – (503) 484-7845

Warren@OregonResourceInnovations.com

It is understood that either party may change the address to which notices for it shall be addressed by providing notice of such change to the other party in the manner set forth in this paragraph.

16.

Choice of Law, Jurisdiction and Venue.  This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Oregon. The parties agree that Clackamas County, Oregon will be the venue of any dispute and will have jurisdiction over all parties.

17.

Arbitration.  Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in Clackamas County, OR in accordance with the applicable rules of the American Arbitration Association, Commercial Dispute Resolution Procedures, and judgment on the award rendered by the arbitrator(s) shall be binding on the parties and may be entered in any court having jurisdiction.

18.

Complete Agreement.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes any prior written and/or oral agreements relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.  This Agreement is binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SIGANTURES APPEAR ON FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AGREED TO:

Company:

N-VIRO INTERNATIONAL CORPORATION

By:

/s/  Timothy R. Kasmoch

Name:

Timothy R. Kasmoch

Title:

CEO and Duly Authorized Agent

Consultant:

WEBRACADABRA INTERNET WORKS, LLC

(Doing Business As) Oregon Resource Innovations, d.b.a.

(a wholly owned subsidiary of WiW, LLC)

By:

/s/  Warren C. Dexter

Name:

Warren C. Dexter

Title:

President and Duly Authorized Agent